UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2016

iShares® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

iShares® Product Research & Development

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 4, 2016, iShares Delaware Trust Sponsor LLC, in its capacity as sponsor (the "Sponsor") of iShares Gold Trust (the "Registrant"), issued a press release announcing that it temporarily suspended the creation of new shares of the Registrant until additional shares were registered with the Securities and Exchange Commission (the "SEC"). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

On March 7, 2016, the Sponsor issued a press release announcing that it has resumed the ability to provide creation of new shares of the Registrant following the temporary suspension. The Registrant also filed a new automatically effective shelf registration statement (the "New Shelf Registration Statement") on March 7, 2016 registering new shares with the SEC to accommodate future creations in the primary market. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this item.

The New Shelf Registration Statement disclosed that between February 19, 2016 and March 3, 2016, the Registrant issued and sold a total of 24,900,000 shares in excess of the total shares registered on its prior shelf registration statement filed on March 20, 2015. The failure to file the New Shelf Registration Statement before the Registrant sold more than the shares registered on the prior shelf registration statement was inadvertent.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press release dated March 4, 2016

Exhibit 99.2 Press release dated March 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016

iShares® Gold Trust*

By:	iShares® Delaware Trust Sponsor LLC

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares® Delaware Trust Sponsor LLC, the sponsor of the trust.